Exhibit 99

FOR IMMEDIATE RELEASE	Contact: Michael R. Sayre

Executive Vice President & CFO
(614) 748-1150
Michael.Sayre@pinnacle.com

PDSI REPORTS IMPROVED FINANCIAL RESULTS FOR 2004

Sales Increased 50% and Earnings Rose 87% Above Prior Year

COLUMBUS, Ohio (February 23, 2005) – Pinnacle Data Systems, Inc. (PDSi) (AMEX: PNS) today announced results for the fourth quarter and year ended December 31, 2004.

Sales for the fourth quarter of 2004 totaled $7.3 million, a 6% decrease from the record $7.8 million for the fourth quarter of 2003, due to a temporary hold on production for one of the Company’s larger customers. Sales for the 2004 year increased 50% to a record $34.4 million, from $22.9 million for 2003. This increase was attributable to higher product sales to medical, telecommunications and imaging customers.

Gross profit for the fourth quarter of 2004 was $1.5 million, an 8% decrease compared to $1.7 million for the comparable period of 2003 due to lower sales and a change in mix. Gross profit for the 2004 year was $8.0 million, an increase of 33% from $6.0 million for the 2003 year due to the sales growth.

In the second half of 2004, the Company increased selling and marketing expenses consistent with its targeted growth strategy. As a result, operating expenses, including selling, general and administrative (SG&A) expenses, rose 13% to $1.7 million, or 23% of sales, from $1.5 million, or 19% of sales for the comparable quarter of 2003. For the 2004 year, operating expenses were $6.6 million, or 19% of sales, versus $5.1 million for the 2003 year, or 22% of sales.

Lower gross profit coupled with higher planned operating expenses resulted in a pre-tax loss of $172,000 for the fourth quarter of 2004 compared to pre-tax income of $176,000 for the fourth quarter of 2003. For the 2004 year, the Company’s strong sales growth contributed to pre-tax income of $1.3 million, a 60% increase compared to $806,000 for the 2003 year.

The Company recorded income tax benefits related to increased foreign sales over the year that more than offset the pre-tax loss for the fourth quarter of 2004 and improved net income for the 2004 year. For the fourth quarter of 2004, net income was $24,000, or $0.00 per diluted share, versus net income of $96,000, or $0.02 per diluted share, for the fourth quarter of 2003. For the 2004 year, net income rose 87% to $884,000, or $0.14 per diluted share, versus $473,000, or $0.08 per diluted share, for the 2003 year.

“We are very pleased with the financial results of 2004, which exceeded our expectations,” said John D. Bair, Chairman and CEO. “We are particularly encouraged by the progress we achieved executing our strategic plan. Those efforts should contribute to future sales growth and improved operating leverage. During 2004, we increased the size and quality of our base of customers, partners and programs, and made significant progress building a more scalable organization with expanded capabilities.”

Additional Operating Results

For the fourth quarter of 2004, product sales totaled $5.6 million, a decrease of 13% from $6.4 million in the fourth quarter of 2003. Lower shipments to medical, telecommunications and industrial process control customers during the fourth quarter of 2004 were only partially offset by higher sales to imaging customers. For the 2004 year, product sales totaled $28.4 million, up

82% from $15.6 million in the 2003 year. Increased shipments to medical, telecommunications and imaging customers were slightly offset by lower shipments to defense and industrial process control customers.

The gross profit on products declined to $830,000, or 15% of sales, in the fourth quarter of 2004 from $1.3 million, or 21% of sales, in the same quarter last year. This was attributable to lower volume and value-added products in the 2004 product mix. For the 2004 year, gross profit on products increased to $5.7 million, or 20% of sales, from $3.6 million, or 23% of sales, in the 2003 year. Contributions from higher sales for the 2004 year were partially offset by changes in product mix versus the prior year.

For the fourth quarter of 2004, service sales totaled $1.7 million, an increase of 23% from approximately $1.4 million in the fourth quarter of 2003, due to the new repair and hardware management programs. For the 2004 year, service sales were less than projected earlier in the year, declining 17% to $6.0 million from $7.3 million for 2003. This was attributable to lower than anticipated sales to two of the largest repair customers in 2004 versus 2003 and certain projected service sales that were actually recorded as product sales due to changes in the customers’ programs.

Gross profit on service sales for the 2004 fourth quarter totaled $707,000, compared to $325,000 for the same period in 2003. The gross profit margin on service sales improved to 42% in the fourth quarter of 2004 from 24% in the 2003 fourth quarter due to higher volume and increased operating leverage. Gross profit on the lower service sales for the 2004 year totaled $2.3 million compared to $2.4 million for 2003. For the 2004 year, the gross profit margin on service sales was 38% compared to 34% in the 2003 year due to the mix of service programs.

In December 2004, the limit on the Company’s line of credit with KeyBank National Association was increased to $6 million from $5 million to help finance the Company’s growth in 2005 and the line was extended until May 2006.

2004 Highlights

In the Medical Equipment market, PDSi

•	Shipped a $3 million order to a large medical customer, the largest order from a medical customer in the Company’s history,

•	Achieved ISO13485 registration and FDA 21CFR820 compliance for its company-wide quality management systems designed for the medical equipment industry, and

•	Won first orders with three of the world’s largest medical equipment manufacturers.

In the Telecommunications Equipment market, PDSi

•	Shipped a $4 million order to a large telecommunications customer, the largest order from a telecommunications customer in the Company’s history,

•	Won a three-year program to provide product upgrades and lifecycle extension services for a world-leading telecommunications equipment provider,

•	Attained membership in the Intel® Communications Alliance (ICA),

•	Formed a new relationship with Solid Information Technology Corp., to rapidly develop and provide PDSi hardware platforms with Solid high availability databases,

•	Introduced PDSi’s TS2100 AdvancedTCA® platform for telecommunication applications, and

•	Achieved registration of its quality system under the TL9000 standard for the telecommunications industry.

In the Imaging Equipment market, PDSi

•	Successfully transitioned a controller board that was custom-designed for a high-end printer/copier line of a global imaging leader into full scale production; making it PDSi’s single largest selling product and this imaging customer one of the Company’s largest in 2004, and

•	Increased production of a second product for another of the largest imaging companies in the world; this product is in its second year of production.

In the Defense market, PDSi

•	Continued work with current defense customers and identified Defense as a target market in its strategic plan. The Company will be investing in the development of this market in 2005.

In the Computer Equipment market, PDSi

•	Began providing repair services under a multi-year contract with Silicon Graphics, Inc. (SGI),

•	Commenced a significant hardware management program for a home-based learning program,

•	Entered an agreement with Kender Thijssen European Repair in The Netherlands to jointly pursue turnkey repair and logistics programs, and

•	Won a Best in Class Award for outstanding performance in 2004 from Sun Microsystems, Inc.

Preparing for future growth, PDSi

•	Restructured its organization under a new President and COO, Christopher L. Winslow, to build an organization capable of executing the Company’s long-term strategic growth plans, and added Mr. Winslow to its board.

Outlook

Michael R. Sayre, Executive Vice President and CFO, stated “We will continue to implement our targeted growth strategy in 2005 by investing in sales and marketing and building a more scalable organization. Positive contributions from these efforts are anticipated during 2005, especially in the second half of the year. We expect the first quarter of 2005 to be close to the fourth quarter just ended in sales with around break-even results. We expect sales for the 2005 year to increase 20-25% above the prior year and for the year to be profitable. Our long-term goals include $100 million in annual sales by the end of 2009 with sustained annual profitability.”

Conference Call

PDSi will host a conference call today at 11:00 a.m. Eastern Standard Time. John D. Bair, Chairman and CEO, Christopher L. Winslow, President and COO, and Michael R. Sayre, Executive Vice President and CFO, will discuss the company’s strategy and results.

The telephone number to participate in the conference call is (800) 218-0530. A slide presentation will be referenced during the call which may be accessed at the PDSi website (www.pinnacle.com) by clicking on “Company Information” and then “Investor Relations.”

An audio replay of the call will be available through the Investor Relations section of the Company’s website approximately one hour following the conference call.

About PDSi

PDSi provides product lifecycle service solutions to Original Equipment Manufacturers (OEMs) in the medical, telecommunications, defense, imaging and computer equipment industries, among others. PDSi offers a full range of computer and computer-related product development and manufacturing services to increase product speed to market and engineered product life, and service and support solutions for units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi Website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the Company achieving 2005 first quarter sales close to the fourth quarter just ended in sales with around break-even results, a 20-25% increase in 2005 annual sales profitably, and $100 million in annual sales by the end of 2009 with sustained annual profitability. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “should” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for our products and services, adverse business conditions, changes in customer order patterns, increased competition, changes in our business or our relationship with major technology partners, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, and risks associated with our new business practices, processes and information systems. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands)	December 31, 2004	December 31, 2003
ASSETS

CURRENT ASSETS
Cash	$15	$12
Accounts receivable, net of allowance for doubtful accounts of $20,000 (in dollars)	4,398	5,127
Inventory	4,080	2,024
Prepaid expenses	240	197
Refundable income taxes	171	—
Deferred income taxes	477	428

	9,381	7,788

PROPERTY AND EQUIPMENT
Leasehold improvements	310	227
Furniture and fixtures	383	332
Computer equipment and related software	2,482	2,264
Shop equipment	568	495

	3,743	3,318
Less accumulated depreciation and amortization	2,772	2,232

	971	1,086

OTHER ASSETS	23	30

	$10,375	$8,904

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands, except share amounts)	December 31, 2004	December 31, 2003
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$2,525	$2,487
Accounts payable	2,177	1,866
Accrued expenses:
Wages, payroll taxes, and benefits	296	352
Income taxes	—	7
Unearned revenue	14	—
Other	207	101

	5,219	4,813

LONG-TERM LIABILITIES
Deferred income taxes	101	55

	5,320	4,868

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock; no par value; 4,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value; 25,000,000 shares authorized; 5,628,806 and 5,539,796 shares issued and outstanding, respectively	2,266	2,172
Additional paid-in capital	543	502
Retained earnings	2,246	1,362

	5,055	4,036

	$10,375	$8,904

PINNACLE DATA SYSTEMS, INC

(DBA PDSi)

STATEMENTS OF INCOME

	For the Three Months Ended		For the Years Ended
($ thousands, except per share and share amounts)	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)
SALES
Product sales	$5,591	$6,390	$28,351	$15,595
Service sales	1,694	1,372	6,047	7,289

	7,285	7,762	34,398	22,884

COST OF SALES
Product sales	4,761	5,041	22,653	12,001
Service sales	987	1,047	3,730	4,845

	5,748	6,088	26,383	16,846

GROSS PROFIT	1,537	1,674	8,015	6,038

OPERATING EXPENSES	1,675	1,479	6,616	5,147

INCOME/(LOSS) FROM OPERATIONS	(138)	195	1,399	891

OTHER EXPENSE
Interest expense	34	19	113	85

INCOME/(LOSS) BEFORE INCOME TAXES	(172)	176	1,286	806

INCOME TAX EXPENSE/(BENEFIT)	(196)	80	402	333

NET INCOME	$24	$96	$884	$473

BASIC INCOME PER SHARE	$0.00	$0.02	$0.16	$0.09

DILUTED INCOME PER SHARE	$0.00	$0.02	$0.14	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	5,606,177	5,539,333	5,572,811	5,526,978

Diluted	6,088,309	5,987,516	6,121,675	5,834,551

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004 and December 31, 2003

($ thousands)	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$884	$473

Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	554	575
Provision for doubtful accounts	—	5
Inventory reserves	272	264
Provision for deferred taxes	(3)	48
Loss on disposal of property and equipment	1	2
(Increase)/decrease in assets:
Accounts receivable	729	(3,045)
Inventory	(2,404)	273
Prepaid expenses and other assets	(45)	125
Refundable income taxes	(130)	—
Increase/(decrease) in liabilities:
Accounts payable	(4)	1,151
Accrued expenses and taxes	37	(46)
Unearned revenues	14	—

Total adjustments	(979)	(648)

Net cash used in operating activities	(94)	(175)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(344)	(152)
Proceeds from sale of property and equipment	—	27

Net cash used in investing activities	(344)	(125)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	38	385
Outstanding checks in excess of funds on deposit	315	(39)
Principal payments on long-term debt	—	(33)
Principal payments on capital lease obligation	(5)	(23)
Proceeds from stock options exercised	94	10
Other proceeds from shareholders	—	1

Net cash provided by financing activities	442	301

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS (CONTINUED)

Year Ended December 31, 2004 and December 31, 2003

($ thousands)	2004	2003
INCREASE IN CASH	3	1

CASH - Beginning of year	12	11

CASH - End of year	$15	$12

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$104	$82

Income taxes paid, net of refunds	$481	$355

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS

During 2004, the Company capitalized $76,000 (in dollars) of inventory as computer equipment.

During 2004, the Company entered into a capital lease to purchase equipment in the amount of $11,000 (in dollars).

The Company’s refundable income tax receivable for federal, state and local purposes has been increased by the tax benefits associated with the exercise of employee stock options. The company receives an income tax benefit calculated as the difference between the fair market value of the stock at the time of exercise and the option price, tax effected. These tax benefits were credited directly to additional paid-in-capital, and amounted to $41,000 (in dollars) in 2004.

During 2003, the Company capitalized $190,000 (in dollars) of inventory as computer equipment.